Exhibit 99.1

EnerSys Announces Planned Executive Succession

David Shaffer to Retire as Chief Executive Officer

Shawn O’Connell Named Successor

READING, Pa., November 6, 2024 - EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial applications, today announced that David Shaffer has notified the Board of Directors of his intention to retire as President and Chief Executive Officer effective May 2025. As part of a planned succession, including a comprehensive search process, the Board has named Shawn O’Connell, President, Energy Systems Global, as successor and appointed him President and Chief Operating Officer effective immediately. Upon Mr. Shaffer’s retirement, Mr. O’Connell will assume the role of President and Chief Executive Officer and will join EnerSys’ Board of Directors. Mr. Shaffer and Mr. O’Connell will continue to work closely together to ensure a smooth transition over the next six months.

As part of this planned succession, effective today Mr. O’Connell, will become EnerSys’ President and Chief Operating Officer, and continue leading Energy Systems Global until a successor is named. A search process is underway. In his new role, Mr. O’Connell will assume responsibility for the Operations and Information Technology functions and the Motive Power Global, Energy Systems Global, and Specialty Global businesses.

As a seasoned executive, Mr. O’Connell has led global teams and spearheaded transformational initiatives across EnerSys, consistently demonstrating the ability to drive change and deliver growth and profitability. Navigating unprecedented events, such as the COVID-19 pandemic, macroeconomic volatility, and shifting secular growth trends, Mr. O’Connell has been a steady, resilient, and strategic leader. Since joining EnerSys in 2011, he has held key leadership roles of increasing responsibility, including Vice President of both EnerSys Advanced Systems (2015 – 2017) and Reserve Power Sales and Service for the Americas (2017 – 2019) and President of Motive Power (2019 – 2023).

As President, Energy Systems Global since November 2023, Mr. O’Connell has led a significant business transformation, including reshaping the go-to market and operational strategies and reducing annual costs by nearly $50 million. Previously, as President, Motive Power, Mr. O’Connell introduced several transformative initiatives that delivered 20% operating earnings growth and 210 bps of margin expansion. Prior to joining EnerSys, Mr. O’Connell founded U.S. Energy Systems in 2003, a contracted reseller for EnerSys in the Western U.S. region. Mr. O’Connell also served in the armed forces as a member of the U.S. Army’s 82nd Airborne Division.

“On behalf of the entire Board, I want to express our deepest gratitude to Dave for his visionary leadership and unwavering dedication throughout his more than eight years as CEO and nearly two decades with EnerSys,” said Paul Tufano, EnerSys Chair. “Under Dave’s leadership, EnerSys has transformed from a traditional lead-acid battery company with limited scale into a global leader in energy systems solutions, growing revenue by ~35% through strategic acquisitions and groundbreaking product innovations. Dave was also lead architect of EnerSys’ lean operating system (EOS), an award-winning framework and a gold standard recognized amongst the manufacturing industry. His efforts have built a unique portfolio of smart battery and energy management technologies, including both lithium-ion and lead chemistries, leaving an indelible mark on the Company and our industry. We thank him for his tireless commitment and leadership and wish him all the best in this next chapter.”

Mr. Tufano continued, “We are excited to welcome Shawn as the next leader of EnerSys. A highly respected and experienced member of our executive team, Shawn has consistently demonstrated exceptional leadership, deep industry expertise, and a clear strategic vision for the future. He has held key executive positions in each of our core businesses and international operating regions, making him well-equipped to succeed as our next CEO. We are fully confident that his ability to drive innovation and profitable growth will build on the strong foundation already in place, propelling the Company forward into its next chapter of success.”

David Shaffer, EnerSys Chief Executive Officer commented, “As I reflect on my 19 years with this remarkable organization and as CEO since 2016, I couldn’t be prouder of what we’ve accomplished together. It has been an honor to lead this team in such a dynamic industry that is critical to the future of our evolving world, and I am excited about what lies ahead, not just for the Company, but for the entire market. I want to thank Paul and our Board for their trust and guidance throughout my career, which has been instrumental in our success.”

Shaffer continued, “I am thrilled that Shawn has been named EnerSys’ next CEO. His ethics and character, commitment to doing things the right way, and natural leadership capabilities have supported our customer and supplier relationships and added to our culture. He has successfully executed every challenge presented, and his deep understanding of our business and strategic vision makes him the ideal leader to build on our success. I look forward to working closely with Shawn over the next six months as we execute a smooth transition.”

Shawn O’Connell, President and Chief Operating Officer concluded, “I am honored to succeed Dave as EnerSys’ CEO and grateful to the Board for their trust and confidence. Having been a part of this incredible company for 21 years, including the decade prior to joining EnerSys, I have had the privilege of working with some of the most talented people in the industry and witnessed the tremendous progress made under Dave’s leadership, for which I am deeply grateful. I look forward to building on the strong foundation we’ve established, working with our team to continue our journey of innovation and growth as we pursue new opportunities that align with our long-term vision and delivering stakeholder value.”

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures, and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2024. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT
Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040

E-mail: investorrelations@enersys.com